Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer of W2007 Grace Acquisition I, Inc. (the “Company”), each hereby certify to his knowledge as follows:

The Quarterly Report on Form 10-Q of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 29, 2015	/s/ Todd P. Giannoble
Todd P. Giannoble
Chief Executive Officer
(Principal Executive Officer)

Date:	May 29, 2015	/s/ Gregory M. Fay
Gregory M. Fay
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)